UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.)

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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ALLETE, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALLETE, Inc. 30 West Superior Street Duluth, Minnesota 55802

IMPORTANT NOTICE: UPDATED INFORMATION REGARDING THE
2020 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON TUESDAY, MAY 12, 2020 at 10:30 a.m. CDT
_________________________________________________________________________
The purpose of this Notice is to announce a change in the 2020 Annual Meeting of Shareholders of ALLETE, Inc. (Annual Meeting) to be a meeting held only by means of remote communication. To protect the health of shareholders, employees, directors, and other stakeholders in light of the public health impact associated with the COVID-19 outbreak, the Annual Meeting will be held online via live webcast. As previously announced, the Annual Meeting will be held on Tuesday, May 12, 2020, at
10:30 a.m. CDT. Online registration will begin 30 minutes before the start of the meeting.

Although you will not be able to attend the Annual Meeting in person, shareholders of record of the company at the close of business on March 13, 2020 (Record Date) will be able to vote and ask questions during the meeting through an online platform.

You are encouraged to vote your shares in advance of the Annual Meeting.
The steps required to vote your shares by proxy in advance of the Annual Meeting are the same as described in the proxy materials previously distributed for the Annual Meeting. If you were a shareholder of record on the Record Date, you may vote your shares in advance of the Annual Meeting using any of the following methods:

•
Internet: Vote online at www.proxypush.com/ale. Follow the instructions on your proxy card or, if you received these materials electronically, the instructions in the email message notifying you of the availability of these materials. Do not return your proxy card if you vote online. Internet voting will be available until 12:00 p.m. CDT on May 11, 2020.

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Telephone: Vote using a touch-tone telephone by calling (866) 883-3382 and following the instructions on your proxy card or, if you received these materials electronically, the instructions in the email message notifying you of the availability of these materials. Do not return your proxy card if you vote by telephone. Telephonic voting will be available until 12:00 p.m. CDT on

May 11, 2020.

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Mail: Complete, sign, and date the proxy card that you received and return it, using the prepaid postage envelope provided, to ALLETE, Inc., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

If you are a beneficial owner, meaning that your shares are held in the name of a broker, bank, or other nominee, you must vote your shares in the manner prescribed by your brokerage firm, bank, or other nominee. Your brokerage firm, bank, or other nominee should give you a voting instruction form to direct your brokerage firm or other nominee about how to vote your shares.

Participating in the Annual Meeting
If you are a shareholder of record, to participate in the Annual Meeting, go to
https://web.lumiagm.com/262491850 and enter the meeting code (case sensitive): ALLETE2020.

You will need an 11-digit control number to register for the Annual Meeting as a shareholder. You will also need the 11-digit control number to submit questions in writing during the meeting. A control number was sent to each registered shareholder on your proxy card or electronic notice of availability of proxy materials; if you are a registered shareholder and do not have that control number, you may call
(800) 535-3056 for assistance. If you are a beneficial owner, contact your bank, broker or other nominee to request a meeting attendance control number that will allow you to participate in the Annual Meeting as a shareholder. If you do not have a control number, you can attend the Annual Meeting by selecting the option for ‘General Access.’

You may vote during the Annual Meeting by following the instructions available during the Annual Meeting on the meeting website. If you are a beneficial owner, please note that you will not be able to vote your shares at the Annual Meeting without a legal proxy. You will need to ask your bank, broker or other nominee to furnish you with a legal proxy. If you would like to vote at the Annual Meeting, you must send a copy of your legal proxy to EQSS-ProxyTabulation@equiniti.com. We encourage you to vote your shares in advance, even if you plan to attend the meeting.

This Notice is being filed with the Securities and Exchange Commission and will be first sent to shareholders beginning on or about April 17, 2020.

Except as updated by the information specifically contained herein, this Notice does not update or revise any of the other information set forth in the Proxy Statement previously distributed for the Annual Meeting. This Notice does not change either the Record Date or the date and time of the Annual Meeting. This Notice should be read in conjunction with the Proxy Statement. From and after the date of this Notice, any references to the "Proxy Statement" are to the Proxy Statement as supplemented hereby.

At the direction of the Board of Directors,

Margaret A. Thickens
Vice President, Chief Legal Officer, and Corporate Secretary

April 14, 2020
Duluth, Minnesota